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                                                                   Exhibit 10.11

                               FIRST AMENDMENT TO
                           FOURTH AMENDED AND RESTATED
                             MASTER RIGHTS AGREEMENT

                  This First Amendment ("Amendment") to the Fourth Amended and Restated Master Rights Agreement ("Master Agreement") dated as of December 19, 2003 among Inhibitex, Inc., a Delaware corporation (the "Company"), and the investors signatory thereto, is made and effective as of this 20th day of February 2004.

                              W I T N E S S E T H:

         WHEREAS, the Master Agreement provides the investors signatory thereto with certain rights with respect to the Company;

         WHEREAS, the parties now wish to amend the Master Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

         1. Terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Master Agreement.

         2. Section 1.1(m) of the Master Agreement is deleted and replaced in its entirety with the following:

         "Initial Public Offering" means a consummated firmly underwritten public offering of the Company's Common Stock on a Form S-1 Registration Statement, or any similar form of registration statement, adopted by the Commission from and after the date hereof, filed with the Commission under the Securities Act (as defined below) with respect to which the Company receives gross proceeds of at least $50,000,000 before underwriting discounts, commissions and fees, and the price to the public in such offering is approved by the pricing committee of the Company's Board of Directors, which pricing committee consists of at least one representative of each of the Series C Stock, Series D Stock and Series E Stock."

         3. The first sentence of Section 3.3 of the Master Agreement is deleted and replaced in its entirety with the following:

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         "If the Company at any time proposes to register any of its securities for sale for its own account or for the account of any other Person (other than a registration relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a Rule 145 transaction, a registration relating to the Initial Public Offering or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Stock), it shall each such time give written notice (the "Company's Notice"), at its expense, to all holders of Registrable Stock of its intention to do so at least 45 days prior to the filing of a registration statement with respect to such registration with the Commission."

         4. Except as amended hereby, the Master Agreement remains unchanged.

This Amendment was approved by resolution of the Board of Directors of the Company at a meeting duly held February 20, 2004 and the consent by class vote of at least 66 2/3% of the outstanding (i) Series B, (ii) Series C and (iii) Series D and Series E, dated as of February 20, 2004.